Exhibit 10.2

                             ASB FINANCIAL CORP.

                    SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN

                          EFFECTIVE OCTOBER 6, 2004

                            [NAME OF PARTICIPANT]

                           PARTICIPATION AGREEMENT

You must complete all parts of this Participation Agreement (including the signature portion) before you may participate in the ASB Financial Corp. Supplemental Employee Retirement Plan ("Plan").

Also, you may use another copy of this Participation Agreement to change elections you have made (subject to the rules described below). If you are changing an election, complete only the portion of the Participation Agreement that affects the change you are making and also complete Part
5.00 (which always must be completed whenever you submit this form) and sign the completed form.

1.00  The Plan

There are several things you should know about the Plan.

First, ASB Financial Corp. ("ASB") adopted the Plan to help supplement your retirement income. Generally, this is how the Plan works:

      * The Internal Revenue Code limits the benefit that you may earn under ASB's qualified retirement plans. Although these limits change periodically, ASB believes that they always will affect your benefit. Because you are a valued employee, ASB wanted to ensure that you receive an adequate retirement benefit through a combination of your Plan benefit and your benefits under ASB's tax qualified programs, Social Security and any other retirement benefits ASB might provide in future. The amount of the benefit you may earn under the Plan and the general conditions you must satisfy to receive this benefit are described in Part 3.00 of this Participation Agreement.

      * The amount you earn under the Plan is not included in your taxable income until it is paid to you.

      * However, the full value of your vested Plan benefit normally will be subject to FICA/FUTA taxes when you terminate employment.

      * You may not roll your Plan account to an individual retirement account or to a tax-qualified plan.

Caution: This is only a general description of the Plan; you should read the attached copy of the Plan to be sure that you understand the effect of participating in the Plan. And, you might want to discuss the Plan with your tax and financial adviser.


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Second, this Plan is not a tax-qualified retirement plan and is largely exempt from the Employee Retirement Income Security Act of 1974, as amended. Among other things, this means that Plan assets are not held in a separate trust. Instead, the value of your Plan benefit is recorded as a liability against ASB's assets and is subject to the claims of ASB's creditors.

Third, there are some terms used in this Participation Agreement that are defined only in the attached copy of the Plan. Please read the Plan carefully to ensure [1] you understand the meaning of these important terms and how they affect your Plan benefit and [2] you fully understand what you must do to earn a Plan benefit.

Fourth, before you may become a Plan participant, you must complete:

      * Part 3.00 of this Participation Agreement, if you want your Plan benefit to begin at a date other than the Normal Payment Date;

      * Part 4.00 of this Participation Agreement, to specify the person (your "Beneficiary") who is to receive any death benefits due under the Plan; and

      * Part 5.00 of this Participation Agreement, to acknowledge that you accept and agree to the Plan terms.

Finally, if you have questions about the Plan, please contact the Committee at the address shown below.

2.00  Your Plan Benefit

This part of this Participation Agreement describes how ASB will calculate your Plan benefit.

Unfortunately, ASB cannot calculate the amount of your Plan benefit now. This is because the Plan benefit depends on factors (such as your compensation) that will change between now and when your benefit is payable). However, we do know the formula that will be applied to calculate your Plan benefit.

Under this formula, if you continue to participate in the Plan until you reach age 62, you will receive a monthly Plan benefit equal to one-twelfth of the greater of [i] $_____________ or [ii][A] _____ percent of your Final Compensation (as defined in the Plan) minus[B] the value of other retirement benefits ASB provides. Now these other retirement benefits are:

      * The value of your account balance in the ASB Financial Corp. Employee Stock Ownership Plan and our Code Section 401(k) Plan at your Normal Retirement Date, although other tax-qualified or nonqualified retirement plans may be adopted and the ESOP may be changed); and

      * The value of one-half of your Social Security benefit at your Normal Retirement Date (the portion provided through ASB's contributions to the Social Security Administration).

[THE FOLLOWING VESTING SCHEDULE TO BE INCLUDED IF THE PARTICIPANT IS UNDER THE AGE OF 45]


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[Also, your Plan benefit is subject to a vesting schedule.  Under this schedule, your Plan benefit will vest (i.e., become nonforfeitable) as described in the following table:

             Age at Termination                     Vesting Percentage

              Younger than 40                                0%

      At least age 40 but younger than 45                   50%

              Age 45 and older                             100%]

However, a smaller benefit will be paid if you terminate employment before you reach your Normal Retirement Date.

Also:

      * If you die before you terminate employment your Beneficiary will receive a lump sum cash payment equal to 125 percent of the value of your Plan benefit at the time of your death.

      * If you become disabled (as defined in the Plan) before you terminate employment, you will receive a benefit equal to the value of your Plan benefit as of the date you become disabled.

      * If ASB undergoes a change in control (as defined in the Plan), and you terminate employment for good reason (as defined in the plan) with 6 months before or 12 months of the date of the change in control or if you are involuntarily terminated within the same period, [1] your Plan benefit will be fully vested, [2] you Plan benefit will be calculated as if you were two years older than your actual age on your termination date and as if your compensation was ten percent higher than it actually is at your termination date and [3] your Plan benefit will be distributed as soon as administratively possible after you terminate.

3.00  How and When Your Plan Benefit is to be Paid

This section of this Participation Agreement describes how and when your Plan benefit will be paid (assuming you satisfy all conditions described in this Participation Agreement and in the Plan) and how you may choose to receive your Plan benefit at a different time than the Plan's normal payment date.

3.01  How Your Plan Benefit Normally Is Paid

The Plan provides that your benefit will be paid in 180 monthly payments. However, if you die before receiving 180 monthly payments, monthly payments in the same amount will continue to your beneficiary until you and your beneficiary have received a total of 180 monthly payments. But, if you die after receiving 180 monthly payments, no further amount will be paid to your beneficiary. This is called the "Normal Form".


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      Example 1:  Assume that you die after receiving 120 monthly payments from the Plan. Monthly payments in the same amount will continue for another 60 months to your beneficiary.

      Example 2: Assume that you die after receiving 180 monthly payments from the Plan. At that time (i.e., after you have received a total of 180 monthly payments), Plan benefits will end and no further amount will be paid to your Beneficiary.

3.02  When Your Plan Benefit Normally Are Paid

The Plan provides that your benefit will begin as soon as administratively possible after you die or become Disabled or after the later of the date [1] you reach age 62 or [2] you terminate employment (e.g., if you terminate at age 65, your benefits will be begin at age 65, when you terminate, not age 62). This is called the "Normal Payment Date".

If you want your Plan benefits to begin at the Normal Payment Date you are not required to do anything more.

However, you may elect to receive your Plan benefits at a later date but you may not elect to receive your Plan benefits earlier than the Normal Payment Date.

Under current law, you may elect a later payment date now or later (but no election may be made fewer than 12 months before you terminate employment). Also, under current law, you may change your mind about when you want your benefits paid (e.g., you might elect to have benefits paid at the later of age 70 or your termination date but later decide you want your Plan benefits to begin at your Normal Payment Date), although no change will be allowed that is made fewer than 12 months before you terminate employment . However, these rules may change under currently proposed legislation and your ability to elect a later payment date (or to change when your Plan benefits will begin) may be more limited than under current law.

Complete the following if you want to receive your Plan benefit at a date later than the Normal Payment Date and also specify when you want Plan benefits to being; if you want to receive your Plan benefit on the Normal Payment Date, do not complete this portion :

      _____ Subject to the terms of the Plan and recognizing that my ability to change this election is limited (and may become more limited), I elect to receive my Plan benefits beginning as soon as administratively possible after I reach age _________ (insert age, which must be later than age 62 or, if later, when you terminate employment).

Complete the following (and Part 5.00) if you earlier elected to receive your Plan benefit at a date later than the Normal Payment Date and now want to receive your Plan benefit at a different time:

      _____ Subject to the terms of the Plan and recognizing that my ability to change this election is limited (and may become more limited), I revoke my earlier election to have my Plan benefit begin at a date later than the Normal Payment Date and instead elect to have Plan benefits begin as soon as administratively possible after the later of the date you terminate employment or:

      _____  On the Normal Payment Date; or


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      _____  When I reach age _____ (insert age, which must be later than age 62).

4.00  Beneficiary Designation

The Plan provides some benefits if you die (these are also described in the Plan). These death benefits will be paid to the person you designate below or, if you make no designation below, as provided in the Plan. Also, you may change your beneficiary designation at any time by completing this part (and Part 5.00) on another copy of this Participation Agreement and returning that completed form to the Committee at the address shown below.

I designate _________________________ as my Beneficiary to receive any Plan benefit due under this Agreement after my death. If my designated Beneficiary does not survive me, I designate _____________________________ as my contingent beneficiary. I understand that the only way that I can change my Beneficiary or contingent beneficiary under this Participation Agreement is to complete another copy of this part of the Participation Agreement and delivering that new Participation Agreement to the Committee.

5.00  Acknowledgement and Signature

You must complete this portion of this Participation Agreement by signing below before you can become a Plan participant. Also, any change you make to any of the elections you have made in this Participation Agreement will not be effective unless also you reexecute this Part 5.00.

      By signing this Participation Agreement, I acknowledge, on my own behalf and on behalf of my Beneficiary and my heirs and assigns, that [1] I have received a copy of the Plan and understand the terms and conditions it imposes on my participation and right to receive payments from the Plan, [2] I understand that the Plan is largely exempt from the Employee Retirement Income Security Act of 1974, as amended, [3] I understand that the Plan is unfunded (and its assets are not held in a separate trust) and is maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees (as defined in the Employee Retirement Income Security Act of 1974, as amended), [4] I understand that any disputes relating to the Plan must be resolved through procedures described in the Plan, [5] I have no right or claim to receive Plan benefits than as specifically described in the Plan and [6] I am solely responsible for ensuring that the Committee's files contain my current mailing address and that of my Beneficiary.

I.   Name: __________________________

Soc. Sec. No.: ____________________________________________________________

Date of Birth: ____________________________________________________________

Address: __________________________________________________________________

___________________________________________________________________________

Sign and return this form to the Committee at the address shown below


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_____________________________          ____________________________________
Date                                   Signature

Return this signed form to the Committee using the following address:

ASB Financial Corp. Supplemental Employee Retirement Plan Committee

_______________________________________________

_______________________________________________

_______________________________________________

Received by Committee on: _____________________

By: ___________________________________________


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